Exhibit 99.1

GULF ISLAND ANNOUNCES ACQUISITION

TO EXPAND SERVICES BUSINESS

HOUSTON, TX - December 1, 2021 (GLOBE NEWSWIRE) - Gulf Island Fabrication, Inc. (“Gulf Island” or the “Company”) (NASDAQ: GIFI), a leading steel fabricator and service provider to the industrial and energy sectors, today announced the acquisition of the services and industrial staffing businesses (collectively, “DSS”) of Dynamic Industries, Inc.

TRANSACTION RATIONALE

•	Expands services business. Grows the Company’s customer base for its existing services offerings.
•	Diversifies services offerings. Expands the Company’s services offerings to include coatings, scaffolding, and specialty services such as torquing and hydrotesting.
•

Provides for revenue synergy opportunities. Allows for potential to cross-sell expanded services offerings to a broader customer base, while also providing the opportunity to pull-through fabrication work to DSS’s customers.

•	Increases skilled labor workforce. Nearly doubles the Company’s craft labor headcount and expands its geographic footprint for craft labor to include South Texas and Western Louisiana.
•	Provides entry into specialty staffing. Provides entry into the industrial staffing market, which will further help to attract and retain craft personnel.

MANAGEMENT COMMENTARY

“The acquisition of DSS is another important step in our strategic transformation as it will help us move closer to our goal of generating stable, profitable growth,” said Richard Heo, Gulf Island’s President and Chief Executive Officer. “Two of the key initiatives in the current phase of our strategic plan include growing and diversifying our services business, and expanding our skilled labor force, and this acquisition will help accelerate our progress on these important objectives. The transaction further strengthens our services business by adding long-standing customer relationships to our existing customer base, as well as providing new services offerings and creating attractive revenue synergies.”

“We are excited to welcome the talented and loyal employees of DSS to the Gulf Island team,” continued Heo. “One of the biggest challenges facing our industry is the availability of skilled craft labor, and this acquisition will nearly double the size of our workforce and extend our geographic reach for personnel. Our expanded customer base will provide more consistent opportunities for our employees, which is an important factor in attracting, motivating and retaining skilled labor. The increased scale of resources will also enable us to better serve our customers and more effectively flex our workforce as higher-return opportunities arise. The acquisition will also enhance our craft leadership team and project management capabilities and allow us to adopt the best practices of both organizations.”

“The addition of DSS will add necessary scale and help us further leverage our existing services business, while the complementary services of the two organizations will drive incremental growth over time,” stated Westley Stockton, Gulf Island’s Chief Financial Officer. “An expanded services business also provides a more predictable revenue stream and the reimbursable nature of the services work further improves our overall risk profile.”

“I am excited by the progress we have made on our strategic priorities over the last two years, and this transaction is another important step in our transformation. I continue to be encouraged by the trends in our end markets, and the addition of DSS’s skilled workforce, customer base, expanded offerings and extended geographic reach put us in an even stronger position to take advantage of these improving market trends,” concluded Heo.

TRANSACTION OVERVIEW

On December 1, 2021, Gulf Island acquired the business assets and operations of DSS (including offering employment to its employees) from Dynamic Industries, Inc., for a cash purchase price of $8 million, representing a multiple of approximately three (3) times recent operating income of the business. Working capital of the business is excluded from the acquisition, and accordingly, the Company expects to experience an increase in working capital after the acquisition of approximately $5 million to $8 million (depending on revenue volume) over the next three to six months.

ABOUT GULF ISLAND

Gulf Island is a leading fabricator of complex steel structures and modules and provider of project management, hookup, commissioning, repair, maintenance and civil construction services to the industrial and energy sectors. The Company’s customers include U.S. and, to a lesser extent, international energy producers; refining, petrochemical, LNG, industrial and power operators; and EPC companies. The Company is headquartered in Houston, Texas and its operating facilities are located in Houma, Louisiana.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements in which the Company discusses its potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to synergies and other benefits from the DSS transaction; diversification and entry into new end markets; improvement of risk profile; working capital requirements; industry outlook; oil and gas prices; operating cash flows; capital expenditures; liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

The Company cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause the Company’s actual results to differ materially from those anticipated in the forward-looking statements include: the possibility that the anticipated benefits from the DSS transaction cannot be fully realized or may take longer to realize than expected; the possibility that the costs or difficulties of integration of the DSS business will be greater than expected; its ability to hire and retain the DSS employees; the final assessment of damage to its Houma facilities and infrastructure challenges in the Houma area following Hurricane Ida and the related recovery of any insurance proceeds; the duration and scope of, and uncertainties associated with, the ongoing global pandemic caused by COVID-19 (including new and emerging strains and variants) and the corresponding volatility in oil prices and the impact thereof on its business; its ability to secure new project awards, including fabrication projects for refining, petrochemical, LNG, industrial and sustainable energy end markets; its ability to improve project execution; its ability to realize the expected financial benefits of the shipyard transaction; the cyclical nature of the oil and gas industry; competition; consolidation of its customers; timing and award of new contracts; reliance on significant customers; financial ability and credit worthiness of its customers; nature of its contract terms; competitive pricing and cost overruns on its projects; adjustments to previously reported profits or losses under the percentage-of-completion method; weather conditions; changes in contract estimates; suspension or termination of projects; its ability to raise additional capital; its ability to amend or obtain new debt financing or credit facilities on favorable terms; its ability to generate sufficient cash flow; its ability to sell certain assets; any future asset impairments; utilization of facilities or closure or consolidation of facilities; customer or subcontractor disputes; its ability to resolve the dispute with a customer relating to the purported terminations of contracts to build two multi-purpose supply vessels and the dispute with a customer related to contracts to build two forty-vehicle ferries; operating dangers and limits on insurance coverage; barriers to entry into new lines of business; its ability to employ skilled workers; loss of key personnel; performance of subcontractors and dependence on suppliers; changes in trade policies of the U.S. and other countries; compliance with regulatory and environmental laws; lack of navigability of canals and rivers; systems and information technology interruption or failure and data security breaches; performance of partners in any future joint ventures and other strategic alliances; shareholder activism; focus on environmental, social and governance factors by institutional investors and regulators; and other factors described in Part I, Item 1A “Risk Factors” in the Company’s 2020 Annual Report as updated under “Risk Factors” in Part II, Item 1A of its quarterly report on Form 10-Q for the quarter ended March 31, 2021, and as may be further updated by subsequent filings with the SEC.

Additional factors or risks that the Company currently deems immaterial, that are not presently known to the Company or that arise in the future could also cause its actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which the Company’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, which it cannot control. Further, the Company may make changes to its business plans that could affect its results. The Company cautions investors that it undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.

COMPANY INFORMATION

Richard W. Heo	Westley S. Stockton
Chief Executive Officer	Chief Financial Officer
713.714.6100	713.714.6100